UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2007

Brigham Exploration Company
(Exact name of registrant as specified in its charter)

Delaware	000-22433	75-2692967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Bridgepoint Parkway
Building Two, Suite 500
Austin, Texas 78730
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (512) 427-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to a Securities Purchase Agreement dated November 1, 2000, Steven A. Webster has been annually nominated by DLJ Merchant Banking Partners III, L.P. (the “Fund”) to serve as their representative on the Board of Directors of Brigham Exploration Company (the “Company”).  Mr. Webster is no longer affiliated with the Fund.  On March 27, 2007, the Company received notice from Mr. Webster of his decision to resign from the Company’s Board of Directors and not to stand for re-election at the Company’s 2007 Annual Meeting of Stockholders.  Additionally, the Fund has elected to waive its nomination right for the Company’s 2007 Annual Meeting of Stockholders and in connection therewith, the Company will reduce the number of members of its Board of Directors to seven.  The Company and Mr. Webster have entered into an agreement permitting Mr. Webster to attend meetings of the Board of Directors as an observer in a non-voting capacity.

The Registrant is furnishing its press release dated April 2, 2007, which announces the resignation of Steve Webster from the Company’s Board of Directors. The text of the press release is furnished as attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

            (d)  Exhibit 99.1  Press Release dated April 2, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHAM EXPLORATION COMPANY

Date: April 2, 2007	By:	/s/ Eugene B. Shepherd, Jr.

Eugene B. Shepherd, Jr.
Executive Vice President &
Chief Financial Officer

INDEX TO EXHIBITS

Item Number	Exhibit

99.1*	Press Release dated April 2, 2007.